Exhibit 10.6

LEASE AGREEMENT

LESSOR (Party A):	Liyang Jinhui Property Development Co., Ltd.

LESSEE (Party B):	Liyang the Fifth Season Investment Management Co., Ltd.

Both parties enter into the agreement as follows:

Article One: Leasing Assets

Party A shall rent to Party B the property located in South-west to Yucai Intersection of Luowan Road, Liyang, Jiangsu (Temporary project name: Jinhui Department Store Property) with an area of 12500 sq. m.. The property shall be used for department store.

Article Two: Payment of Rent and Payment Schedule

2.1 Payment of Rent

Rent shall be RMB 3 million per year from January 1, 2011 to December 31, 2013;

Rent shall be RMB 3.15 million per year from January 1, 2014 to December 31, 2016;

Rent shall be RMB 3.3075 million per year from January 1, 2017 to December 31, 2019;

Rent shall be RMB 3.472875 million per year from January 1, 2020 to December 31, 2022;

Rent shall be RMB 3.646519 million per year from January 1, 2023 to December 31, 2024.

2.2 Payment Schedule

The rent shall be paid every three months and 15 days in advance.

Article Three: Leasing Period

The lease period is fifteen years started from January 1, 2010 to December 31, 2024. Party A shall deliver the property to Party B within 25days after the signing of this agreement and payment of guaranty by Party B.

Article Four: Decoration Management

Party B shall deliver the decoration scheme to Party A within 30 days after signing of this agreement. Party B shall not operate before obtaining the approval from fire control administration. Party B guarantees that the decoration fees shall not be less than RMB 3 million.

Article Five: Rights and Obligations

5.1.1 Party A assure that it has right to rent this property and it shall not intervene Party B’s daily operation and it shall assist Party B in application for relevant governmental approvals. Party A has the right to obtain the rent.

5.1.2 Party B assure that it shall pay the rent on schedule and it shall operate in compliance with PRC laws and deliver to Party A within 15 days after signing of this agreement the Business License, Tax Registration Certificate, Operation Approval, Registered Trade Mark Certificate, Power of Attorney and ID card of legal representative.

Article Six: Rescission of Agreement

6.1.1 This agreement shall be rescinded by both parties by consensus.

6.1.2 This agreement shall be terminated and any party shall have no liability and Party A shall return to Party B the guaranty payment and the unredeemed rent if the aforesaid property will be pulled down due to public interest, the land use right related to the aforesaid property and this agreement is impossible to perform due to Force Majeure.

6.1.3 Party A shall be entitled to rescind this agreement and retrieve the aforesaid property if Party B meets one of the following:

6.1.3.1 Party B fails to pay the rent or utilities more than one month;

6.1.3.2 Party B delivered fake documents or certificates;

6.1.3.3 Party B operates out of the business scope settled by both parties;

6.1.3.4 Party B operates forged and fake commodities which are confirmed by governmental agency;

6.1.3.5 Party B alters the main structure of the aforesaid property without Party A’s permission;

6.1.3.6 Party B operates illegally;

6.1.3.7 Party B violates its obligations and refused to correct within time limit from Party A or Party B sublease to third party with the area in excess of 70% of the property without written permission from Party A.

Article Seven: Liquidated Damages

7.1 Party A shall be entitled to collect daily liquidated damages of 3‰ of the payable rent if Party B fails to pay the rent on schedule and Party A shall be entitled to rescind this agreement if Party B fails to pay the rent in excess of one month;

7.2 Any party shall pay RMB 1 million to the other party if it fails to perform this agreement after signing.

Article Eight: Insurance

The insurance fees of the property shall be on Party B during the leasing period.

Article Nine: Dispute Settlement

Both parties can bring to the competent People’s Court if both parties fail to settle any disputes by themselves.

Article Ten: Miscellaneous

10.1 Both parties agree that this agreement shall be effective after signing.

10.2 This agreement shall have four counterparts. Each party have two counterpart.

10.3 Party A hereby approves that 70% of this property can be subleased to the third party.

10.4 Both parties agree that supplemental agreement can be reached if any additional event occurs.

Signed by

Party A: Liyang Jinhui Property Development Co., Ltd.
By: /seal/ Liyang Jinhui Property Development Co., Ltd.
Date: December 1, 2009

Party B: Liyang the Fifth Season Investment Management Co., Ltd.
By: /seal/ Liyang the Fifth Season Investment Management Co., Ltd.
      /s/Weirong Feng
Date: December 1, 2009